                                  EXHIBIT 10.3

                             DATA DIMENSIONS, INC.

                  LEASE AGREEMENT FOR REGISTRANT'S FACILITIES

                            IN  BELLEVUE, WASHINGTON

                                    SUBLEASE

        This Sublease is made and entered into this 18th day of October, 1996 between Williams, Kastner & Gibbs LLP, a Washington limited liability partnership ("Sublessor"), and Data Dimensions, Inc., a Delaware corporation ("Sublessee").

        1. MASTER LEASE. Sublessor is the lessee under a written lease dated September 14, 1984, as amended (the "Master Lease"), wherein The Prudential Insurance Company of America, a New Jersey corporation, leased to Williams, Lanza, Kastner & Gibbs, a Washington general partnership, the real property located in the City of Bellevue, County of King, State of Washington, described as the entire 20th floor of the Skyline Tower consisting of a Rentable Area of 16,989 square feet of space ("Master Premises"). The Trustees under the Will and of the Estate of James Campbell, Deceased ("Landlord"), are the successor-in-interest to The Prudential Insurance Company of America, a New Jersey corporation, and Sublessor is the successor-in-interest to Williams, Lanza, Kastner & Gibbs, a Washington general partnership. The Master Lease is attached hereto as Exhibit "A".

        2. PREMISES. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"):

        The portion of the Master Premises outlined in black on the attached Exhibit "B" consisting of a Rentable Area of 13,589 square feet of space.

        3. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Master Lease.

        4.  TERM.  The Term of this Sublease shall commence on January 1,
1997 (the "Commencement Date") and end on November 30, 1999 (the "Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee on the Commencement Date. If for any reason Sublessor does not deliver Possession to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty
(30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notices shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If


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Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term for the purpose of occupying the Premises and if Sublessee elects to take Possession prior to the commencement of the Term for such purpose, such early Possession shall not advance the Commencement Date or the Termination Date and shall be subject to the provisions of this Sublease, including without limitation, the payment of rent, provided, however, that Sublessee may have access to the Premises no later than December 1, 1996 for the limited purposes of utilization of up to ten perimeter offices, space planning, planning of Sublessee's move to the Premises, and installation of Sublessee's fixtures, furnishings and equipment without payment of rent. The Tenant Improvements shall be completed no later than December 15, 1996.

        5.  RENT.

                (a) MINIMUM MONTHLY RENT. Sublessee shall pay to Sublessor as minimum monthly rent, without deduction, setoff, notice, or demand, at Williams, Kastner & Gibbs LLP, 601 Union Street, Suite 4100, Seattle, Washington 98101,
Attn: Executive Director, or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the following sums during the following periods during the Term:

                   PERIOD                            MINIMUM MONTHLY RENT

        January 1, 1997 - June 30, 1997         Twelve Thousand Four and No/100
                                                Dollars ($12,004.00) per month

        July 1, 1997 - December 31, 1998        Twenty-one Thousand Five Hundred
                                                Fifteen and 92/100 Dollars
                                                ($21,515,92) per month

        January 1, 1999 - November 30, 1999     Twenty-four Thousand Nine
                                                Hundred Thirteen and 17/100
                                                Dollars ($24,913.17) per month

Such Minimum Monthly Rent shall be payable in advance on the first (1st) day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Twelve Thousand Four and No/100 Dollars ($12,004.00) as rent for the month of January, 1997. If the Term begins or ends on a day other than the first or last day of the month, the Minimum Monthly Rent for the partial months shall be prorated on a per diem basis.

                (b) OPERATING COSTS. The Master Lease is a "net lease" which requires Sublessor to pay to Landlord Sublessor's proportionate share of all Property Taxes (as defined in the Master


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Lease) and Operating Expenses (as defined in the Master Lease) incurred by
Landlord in the operation of the Building during the term of the Lease. This Sublease is a "gross lease" which requires Sublessee to pay to Sublessor Sublessee's proportionate share of increases in Property Taxes (as defined in the Master Lease) and Operating Expenses (as defined in the Master Lease) during the Term. The Building Area is 390,160 square feet, the Premises Area is 13,589 square feet and Sublessee's proportionate share is, accordingly, three and 38/100 percent (3.48%). Sublessee shall pay to Sublessor as additional rent in equal monthly installments, in advance, three and 38/100 percent (3.48%) of the increase, if any, in Property Taxes (as defined in the Master Lease) and Operating Expenses (as defined in the Master Lease) incurred by Landlord in the operation of the Building during each year of the Term over the Property Taxes (as defined in the Master Lease) and Operating Expenses (as defined in the Master Lease) incurred by Landlord in the operation of the Building during the calendar year 1997 (the "Base Year"), as reasonably estimated by Sublessor. The Master Lease provides for the payment by Sublessor or Property Taxes (as defined in the Master Lease) and Operating Expenses (as defined in the Master Lease) in equal monthly installments, in advance, on the basis of an estimate thereof by Landlord and adjustments to such estimates within ninety (90) days after the end of each calendar year. Sublessor's estimate shall be based on Landlord's estimate. Sublessee shall have the same right to dispute Sublessor's estimate and Sublessor's statement as Sublessor has to dispute Landlord's estimate and Landlord's statement pursuant to Section 3.b. of the Master Lease. Sublessor's estimate shall be adjusted as and when adjustments between estimated and actual Property Taxes (as defined in the Master Lease) and Operating Expenses (as defined in the Master Lease) incurred by Landlord in the operation of the Building are made under the Master Lease. If any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Section 5(b) shall survive such expiration or termination. Sublessor shall furnish to Sublessee copies of all statements submitted by Landlord to Sublessor of actual or estimated Property Taxes (as defined in the Master Lease) and Operating Expenses (as defined in the Master Lease) during the Term.

        6. SECURITY DEPOSIT. Sublessee shall not be required to pay a Security Deposit.

        7. USE OF PREMISES. The Premises shall be used and occupied only for general office purposes in accordance with the Master Lease, and for no other use or purpose without the prior written consent of Landlord in accordance with the Master Lease and the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

        8. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Landlord in accordance with the Master Lease and the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

        9. OTHER PROVISIONS OF SUBLEASE. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the

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following: Paragraph 43-3 captioned "Right of First Refusal/Option on
Additional Space", Paragraph 43-4 captioned "Option to Extend the Lease Term", Paragraph 43-6 captioned "Death or Retirement of Tenant's Partners", and Exhibit C Tenant Workletter, all as set forth in the Skyline Tower Lease Agreement dated September 14, 1984 and the addendums and exhibits thereto, and Paragraph 3 captioned "Space Pocket", Paragraph 6 captioned "Rental Abatement", Paragraph 7 captioned "Tenant Improvements", Paragraph 8 captioned "Right of First Refusal; Expansion Options", Paragraph 11 captioned "Rental Adjustment for Weatherly Space" and Paragraph 12 captioned "No Further Renewal Rights", all as set forth in the Lease Extension and Modification Agreement dated October 2, 1989. Notwithstanding anything to the contrary in the Master Lease, Sublessor shall not have any obligation to make tenant improvements to the Premises, except as expressly set forth in this Sublease, and Sublessee shall not have any right to expand the Premises or extend the Term. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Landlord under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 5 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

        10. TENANT IMPROVEMENTS. The Premises shall be subleased in "AS IS" condition except for the following work (the "Tenant Improvements") which is described with reference to Exhibit "C" attached hereto:

                (a) Sublessor shall move the interior partition separating offices 5 and 6 one mullion to the east to create a larger office 6 and a smaller office 5. Sublessor shall replace and/or repair carpet as needed and relocate doors and relites as part of this modification. Sublessor shall properly patch and paint the remaining walls that are affected by this relocation.

                (b) Sublessor shall remove all bookshelves from the Library; replace and/or repair carpet as needed and properly patch and paint the walls.

                (c) Sublessor shall remove all file cabinets and shelves in the Central File Room. Sublessor shall repair floor with standard floor covering on affected area.

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                (d) Sublessor shall remove the bookshelves in the Tax
Library/Conference Room; replace and/or repair carpet as needed and properly patch and paint the walls.

                (e) Sublessor shall clean and replace and/or repair carpet as necessary to bring the carpet into good and clean condition, ordinary wear and tear excepted. This work shall be performed after vacation of the Premises by Sublessor and prior to the Commencement Date.

                (f) Sublessor shall repair and touch-up paint, after Sublessor vacates the Premises, all walls and doors needing repair, ordinary wear and tear excepted.

        11. FURNITURE AND EQUIPMENT. Sublessor shall sell and transfer to Sublessee as part of this transaction and at no additional cost, the telephone system currently serving the Premises (exclusive of the voice mail system which shall be retained by Sublessor) and the furniture set forth on Exhibit "D". Such telephone system and furniture shall be sold in "AS IS" condition without warranty, express or implied, except as to title.

        12. PARKING. Sublessor has the right to use thirty-three (33) parking stalls in the Building's parking garage. Sublessee shall have the right to use twenty-six (26) of such thirty-three (33) parking stalls. Sublessee shall pay the current market rate for such parking stalls as established by Landlord from time to time.

        13. SIGNAGE. Sublessor shall provide Sublessee with building standard signage on the Building Directory and shall install Sublessee's sign with dimensions of approximately 1.5 feet by 4 feet at the entrance to the Premises at Sublessor's cost.

        14. ATTORNEY'S FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

        15. BROKERS. Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except Sublessor's broker CB Commercial Real Estate Group, Inc., a Delaware corporation, and Sublessee's broker Colliers MacAuley Nicolls International, a Washington corporation. The commission of such brokers, if any, shall be paid by Sublessor pursuant to a separate agreement. Each party agrees to indemnify and hold the other party harmless from and against any and all liability, costs, damages, causes of action or other proceedings instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party in the purchase and sale of the Property or in any manner whatsoever in connection with this transaction.




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
        16. NOTICES. All notices or requests required or permitted under this Sublease shall be in writing; shall be delivered personally or by a reputable express delivery service or sent by certified mail, return receipt requested, postage prepaid; shall be deemed given when so delivered or three (3) days after so mailed, irrespective of whether such notice or request is actually received by the addressee, and shall be sent to the parties at the following addresses:

        If to Sublessor:     Williams, Kastner & Gibbs LLP
                             601 Union Street, Suite 4100
                             Seattle, Washington 98101
                             Attn: Executive Director

                                        and

                             Williams, Kastner & Gibbs LLP
                             601 Union Street, Suite 4100
                             Seattle, Washington 98101
                             Attn: Managing Partner

        If to Sublessee:     Data Dimensions, Inc.
                             777 - 108th Avenue NE, Suite 2070
                             Bellevue, Washington 98004
                             Attn: Larry Martin, President

                                        and

                             Data Dimensions, Inc.
                             777 - 108th Avenue NE, Suite 2070
                             Bellevue, Washington 98004
                             Attn: William H. Parsons, Executive Vice-President

Either party may change the address to which notices shall be sent by notice to the other party.




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        17.  CONSENT BY LANDLORD.  THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT
UNLESS CONSENTED TO BY LANDLORD WITHIN TWENTY (20) DAYS AFTER EXECUTION HEREOF BY BOTH SUBLESSOR AND SUBLESSEE.

        DATED the date first above written.

                                        Sublessor:

                                        Williams, Kastner & Gibbs LLP

                                        By       [SIG]
                                            ----------------------------
                                        Its:    Partner
                                            ----------------------------

                                        Sublessee:

                                        Data Dimensions, Inc.

                                        By  /s/  WILLIAM H. PARSONS
                                            ----------------------------
                                                William H. Parsons

                                        Its:    Executive Vice President
                                            ----------------------------

                               [NOTARY ATTACHED]


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
STATE OF WASHINGTON     )
                        )       ss.
COUNTY OF KING          )

        On this day personally appeared before me Richard D. Thaler, to me known to be the Partner of Williams, Kastner & Gibbs LLP, a Washington limited liability partnership, the limited liability partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the same instrument.

        GIVEN under my hand and official seal this 18th day of October, 1996.


                                        /s/  VICKIE L. HULTSMAN
                                        -------------------------------------

                                        Vickie L. Hultsman
         [NOTARY SEAL]                  -------------------------------------
                                                (print notary's name)
                                        Notary Public in and for the State of
                                        Washington, residing at Woodenville, WA.
                                        My commission expires: 4-11-99.

STATE OF WASHINGTON     )
                        )       ss.
COUNTY OF KING          )

        On this day personally appeared before me William H. Parsons, to me known to be the Executive Vice President of Data Dimensions, Inc., a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the same instrument.

        GIVEN under my hand and official seal this 18 day of October, 1996.

                                        /s/  CAROL SAGE STOCKTON
                                        -------------------------------------

                                        Carol Sage Stockton
                                        -------------------------------------
                                                (print notary's name)
                                        Notary Public in and for the State of
                                        WA, residing at Bellevue.
                                        My commission expires: 12/19/97.


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

                  LANDLORD'S CONSENT AND AGREEMENT TO SUBLEASE

        THIS CONSENT AND AGREEMENT is made and entered into this ____ day of October, 1996, by and between The Trustees under the Will and of the Estate of James Campbell, Deceased ("Landlord"), Williams, Kastner & Gibbs LLP, a Washington limited liability partnership ("Sublessor"), and Data Dimensions, Inc., a Delaware corporation ("Sublessee").

        RECITALS: Sublessor and Sublessee have requested Landlord's consent to a sublease of part or all of the premises covered by that certain lease dated September 14, 1984, between The Prudential Insurance Company of America, a New Jersey corporation ("Prudential"), as landlord, and Williams, Lanza, Kastner & Gibbs, a Washington general partnership ("W,L,K & G"), as tenant, as amended (the "Master Lease"). Landlord is the successor-in-interest to Prudential and Sublessor is the successor-in-interest to W,L,K & G. Landlord is willing to consent to such sublease subject to certain terms and conditions.

        NOW, THEREFORE, Landlord, Sublessor and Sublessee agree as follows:

        1. Landlord hereby consents to the attached sublease (the "Sublease") between Sublessor and Sublessee on the condition that both Sublessor and Sublessee agree to all of the terms and conditions set forth in this Consent and Agreement (execution of this Consent and Agreement by the Sublessor and Sublessee will constitute such agreement by the respective entities). Landlord also hereby consents to the installation of the Tenant Improvements set forth in the Sublease. The capitalized terms used in this Consent and Agreement and not defined herein shall have the meaning given to such terms in the Sublease.

        2. Neither the Sublease nor this Consent and Agreement shall be construed to relieve Sublessor of any liabilities or obligations whatsoever under the Master Lease. Sublessor shall continue to be fully and primarily liable for the full performance of all obligations of the tenant under the Master Lease.

        3. If Sublessor is in default under the terms of the Master Lease, Landlord shall have the right to take all actions available to Landlord under the Master Lease by law, including without limitation, the right to commence an unlawful detainer action against Sublessor and Sublessee.

        4. All improvements to be made to the subleased premises ("Subleased Premises") pursuant to the Sublease are subject to Landlord's consent and approval as provided in the Master Lease.

        5. Whenever the Master Lease gives Landlord a right of involvement, such as a right to approve, consent, cooperate or decide, Landlord shall have and keep that right with respect to

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both Sublessor under the Master Lease and Sublessee under the Sublease. If
Landlord and Sublessor disagree over any decision, Landlord's decision shall control. If, for example, the Master Lease requires Landlord's prior consent to any alterations or additions to the Sublease Premises and if Sublessee desires to make alterations or additions to the Sublease Premises, it must obtain the prior consent of both Landlord and Sublessor.

        6. If the Master Lease terminates or is terminated prior to the expiration of the term of the Sublease, the Sublease also shall terminate, except as otherwise provided below. Neither Sublessor nor Sublessee shall have any claim or cause of action against Landlord as a result of such termination of the Sublease. Landlord, at its sole option, to be exercised by written notice to Sublessee, may elect to keep the Sublease in effect even though the Master Lease is terminated. If Landlord so elects to keep the Sublease in effect, the Sublease shall continue in full force and effect as a direct lease between Landlord and Sublessee on the terms and conditions contained therein. In such event, Sublessee agrees to recognize Landlord as the sublessor under the Sublease.

        7. Sublessor will pay Landlord's reasonable attorneys' fees in reviewing the Sublease and preparing this Consent and Agreement. Landlord also shall be reimbursed by either Sublessor or Sublessee (as they shall agree between them) for the cost of a new suite plaque for the Subleased Premises, new signage in the Building directory and rekeying the Subleased Premises; provided Sublessor and Sublessee shall be jointly and severally obligated to Landlord for such costs until they are paid.

        8. The indemnity and other agreements contained in the Sublease and in the Master Lease shall apply with equal force and effect between Sublessee and Landlord (with Sublessee indemnifying Landlord in accordance with the terms of the Sublease and the Master Lease) and Landlord shall be named as an additional insured on any insurance required to be maintained by Sublessee under the Sublease.

        9. This Consent and Agreement shall not relieve Sublessor of its obligation to obtain Landlord's consent to (a) any further sublease of all or part of the Subleased Premises (or any additional premises leased to Sublessor pursuant to the Master Lease and not covered by the Sublease), or (b) any assignment of the Master Lease. Neither the Sublease nor this Consent and Agreement shall confer upon the Sublessee any right to further sublease the Subleased Premises or assign its rights under the Sublease in either case without Landlord's consent.

        10. A failure by Sublessor or Sublessee to comply with any of the terms or conditions of this Consent and Agreement shall constitute a default under the Master Lease. If any party to this Consent and Agreement commences an action or other legal proceeding to enforce performance of any of the terms or provisions hereof or of the Master Lease or to secure damages for or an injunction against the breach thereof (including assertion of any counterclaim, cross-

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
claim or cross-complaint or claim in a proceeding in bankruptcy, receivership or other proceeding instituted by a party hereto or by others), the prevailing party in such action or proceeding shall, in addition to such other relief as it may obtain, be entitled to recover from the other party all of its costs incurred, including reasonable attorneys' fees, in any such action or proceeding or any appeal from any order, award or judgment therein.

        11. Any options to extend the Master Lease, rights of first offer, rights of first refusal or other rights to lease additional space or rights to expand the premises may not be exercised by or for the benefit of Sublessee. *

        12. Sublessor and Sublessee shall not amend or modify the Sublease without Landlord's prior written consent.

        13. This Consent and Agreement shall not be effective until and unless an original executed by Sublessor and Sublessee has been delivered to Landlord.

        Dated as of the day and year first above written.

                                        LANDLORD:


                                        The Trustees under the Will and of the
                                        Estate of James Campbell, Deceased
* Landlord and Sublessor hereby
  agree that 43-3 of the Lease
  (as modified by the Lease
  Extension and Modification
  Agreement dated October 2,            By   /s/ ROY S. ROBINS
  1989) and 43-4 of the Lease               ------------------------------------
  are now null and void and of                   Roy S. Robins
  no further force or effect.               Its: Director of Mainland Properties


                                        By   /s/  DOUGLAS C. MORRIS
                                            -----------------------------------
                                                  Douglas C. Morris
                                             Its: Senior Asset Manager


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
                                        SUBLESSOR:

                                        Williams, Kastner & Gibbs LLP


                                        By  /s/  RICHARD D. THALER
                                           ------------------------------------

                                        Its:     Partner
                                             ----------------------------------

                                        SUBLESSEE:

                                        Data Dimensions, Inc.


                                        By  /s/  WILLIAM H. PARSONS
                                           ------------------------------------
                                                 William H. Parsons
                                        Its:     Executive Vice President
                                             ----------------------------------


                              [NOTARIES ATTACHED]

                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA     }
County of San Francisco }

On this 30th day of October 1996, before me, Beth Amber Wise, Notary Public, personally appeared Doug Morris and Roy S. Robins, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

                                        WITNESS my hand and official seal.


           [NOTARY SEAL]                /s/  BETH AMBER WISE
                                        ----------------------------------------
                                        Beth Amber Wise
                                        Notary Public in and for the State of
                                        California, residing in San Francisco

--------------------------------------------------------------------------------

DESCRIPTION OF ATTACHED DOCUMENT

Title and Type:      Landlord's Consent and Agreement to Sublease between the
                     Trustees under the Will and of the Estate of James Campbell and Williams, Kastner & Gibbs LLP.

Date:   10/18/96

Signer(s) Other than Named Above:       None.

STATE OF WASHINGTON     )
                        )       ss.
COUNTY OF KING          )

        On this day personally appeared before me Richard D. Thaler, to me known to be the Partner of Williams, Kastner & Gibbs LLP, a Washington limited liability partnership, the limited liability partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the same instrument.

        GIVEN under my hand and official seal this 18th day of October, 1996.


                                        /s/  VICKIE L. HULTSMAN
                                        -------------------------------------

                                        Vickie L. Hultsman
         [NOTARY SEAL]                  -------------------------------------
                                                (print notary's name)
                                        Notary Public in and for the State of
                                        Washington, residing at Woodenville, WA.
                                        My commission expires: 4-11-99.

STATE OF WASHINGTON     )
                        )       ss.
COUNTY OF KING          )

        On this day personally appeared before me William H. Parsons, to me known to be the Executive Vice President of Data Dimensions, Inc., a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the same instrument.

        GIVEN under my hand and official seal this 18th day of October, 1996.

                                        /s/  CAROL SAGE STOCKTON
                                        -------------------------------------

                                        Carol Sage Stockton
                                        -------------------------------------
                                                (print notary's name)
                                        Notary Public in and for the State of
                                        WA, residing at Bellevue.
                                        My commission expires: 12/19/97.


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